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                                                                     EXHIBIT 3.3

                                   AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                            CALLON PETROLEUM COMPANY

         The undersigned, Robert A. Mayfield, Corporate Secretary of Callon Petroleum Company, a corporation organized and existing under the laws of the State of Delaware (the "CORPORATION"), does hereby certify as follows:

         FIRST:   The name of the Corporation is Callon Petroleum Company

         SECOND: This Amendment (the "AMENDMENT") to the Certificate of Incorporation of the Corporation (the "CERTIFICATE") was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law. The Board of Directors has duly adopted resolutions setting forth and declaring advisable this Amendment and the holders of a majority of the outstanding stock of the Corporation entitled to vote at the special meeting of the stockholders called for the purpose of voting on the Amendment have voted in favor of this Amendment.

         THIRD:   The Certificate is hereby amended by amending and restating the first sentence of Article Four to be and read as follows:

         "The Corporation shall have authority to issue two classes of stock, and the total number authorized shall be 30,000,000 shares of Common Stock, par value $.01 per share, and 2,500,000 shares of Preferred Stock, par value $.01 per share."

         IN WITNESS WHEREOF, the undersigned has executed this Amendment on behalf of the Corporation and has attested such execution and does verify and affirm, under penalty of perjury, that this Amendment is the act and deed of the Corporation and that the facts stated herein are true as of this 23rd day of January, 2004.

                                     CALLON PETROLEUM COMPANY

                                     By: /s/ Robert A. Mayfield
                                         ----------------------------
                                     Robert A. Mayfield, Corporate Secretary